[LETTERHEAD OF COOPERS & LYBRAND]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference and to the use of our report dated May 23, 1995, with respect to the financial statements of Chicopee B.V. which are not included separately in the Registration Statement (Form S-8) of Polymer Group, Inc. for the registration of 1,500,000 shares of Common Stock to be issued pursuant to its 1996 Key Employee Stock Option Plan.

Eindhoven, May 30, 1996

/s/ COOPERS & LYBRAND N.V.
- --------------------------
    Coopers & Lybrand N.V.